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                                                                  EXHIBIT 10.217


                                    DORFINCO
                                   CORPORATION

Subsidiary of                                           Commerce Center
Textron Financial Corporation                           333 East River Dr.
                                                        E. Hartford, CT  06108

                                                        Telephone (880) 282-7776
                                                        Fax: (880) 282-9053

September 18, 2000


Preferred Equities Corporation
4310 Paradise Road
Las Vegas, Nevada 89109

ATTENTION: Jon Joseph, General Counsel

Re: Amendment to Working Capital Loan

Gentlemen:

Reference is made to the Loan and Security Agreement dated August 12, 1998 between Dorfinco Corporation and Preferred Equities Corporation, as amended ("Loan Agreement") and the Deed of Trust, Security Agreement and Fixture Filing dated August 12, 1998 among Preferred Equities Corporation as Grantor, United Title of Nevada as Trustee and Dorfinco Corporation as Beneficiary recorded as Document 450693 in the Official Records of Nye County, Nevada on August 13, 1998 (the "Deed of Trust") securing a $4,000,000 loan made to Guarantor (the "Loan") as evidenced by promissory note dated August 12, 1998 by Guarantor (the "Note"). All defined terms used herein shall have the meanings assigned in the Loan Agreement and/or Deed of Trust and/or Note.

Previously, Grantor exercised its rights for an Extended Maturity Date of August 30, 2000 and paid the required extension fee. In addition the Note and Deed of Trust were revised on March 10, 2000 with respect to payments of the principal balances and other terms. Grantor has requested a further extension until December 31, 2001 and has requested a modification to the mandatory principal pay-down schedule.

Borrower has indicated that the remaining three parcels of property have been listed for sale at the amounts below:

         Property        Original Appraised Value      List Price
         --------        ------------------------      ----------
         Parcel 3                3,760,000             3,000,000
         Parcel 4                3,050,000             2,500,000
         Parcel 5                3,925,000             1,750,000

Borrower has requested and Beneficiary has agreed to amend the terms of the Loan Agreement, Deed of Trust and Note under the following terms and conditions:


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1. Sub Section 4(i)-(iv) of the Note shall be revised as follows:

        (i) On December 31, 2000, an installment of principal in an amount necessary and sufficient to cause the total outstanding principal balance remaining under the Note to be Two Million Five Hundred Thousand Dollars ($2,500,000.00) or less;

        (ii) On July 31, 2001, an installment of principal in an amount necessary and sufficient to cause the outstanding principal balance remaining under the Note to be One Million Five Hundred Thousand Dollars ($1,500,000.00) or less;


        (iii) On the Extended Maturity Date, which is December 31, 2001, the entire outstanding principal balance of the Loan, plus all accrued and unpaid interest thereon and any other amounts then due and payable under the Note or any of the Loan Documents shall be due and payable.

        (iv) In addition to the mandatory principal payments above, Borrower shall pay a monthly principal payment commencing on October 1, 2000 in an amount equal to $13,900 or such amount based on a twenty (20) year amortization together with the interest payment payable under Section 2 of this Note.

2. The Maturity Date under the Loan Agreement and Note shall be December 31,
2001.

3. Section 1.16 (b)(i) of the Deed of Trust was revised on March 10, 2000 and continues to be effective as follows:

        ...(i) Grantor shall pay to Beneficiary a release payment equal to 100% gross sales proceeds for the applicable parcel of land (including any deferred, contingent or earn-out portions thereof or any additional consideration to be paid by the purchaser or transferee subsequent to the closing of the acquisition of the applicable parcel of land) minus a 6% brokers commission and reasonable closing costs.

        Notwithstanding the foregoing, if an Event of Default or circumstance that with the passage of time or giving of notice or both would constitute an Event of Default shall then exist and be continuing, Beneficiary may in its sole discretion require that any such release payment be increased. No additional release payment shall be payable upon the repayment and satisfaction in full of the Indebtedness.

4. The Loan Agreement and Section 10 of the Subordination Agreement dated August 12, 1998 issued by Mego Financial Corporation ("Mego") was amended on March 10, 2000 and shall be reaffirmed to reflect that Guarantor shall not without prior written consent of Beneficiary, make any principal payments to Mego or any other shareholders of Mego holding notes payable by Guarantor or Mego unless the Loan is paid or the revised schedule payments are met. Mego and such creditors shall acknowledge such restriction hereunder.

5. In consideration of the above amendments and as a condition precedent thereto:

        a. Grantor shall pay Beneficiary an amendment fee equal to 1% of the outstanding principal balance of the Loan or $33,000 within 30 days upon execution of this letter; and



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        b. Grantor reaffirms all of its obligations under the Note, Loan
Agreement and Deed of Trust, and Grantor acknowledges that it has no claims, offset or defenses with respect to the payment of any sum due under the Loan or any loan documents, promissory notes or other agreements of any kind evidencing any indebtedness of Grantor to Beneficiary to which it is a party.

6. Except as specifically hereby amended, the Loan Agreement, Note, Deed of Trust, Subordination Agreement and any other loan documents ("the Loan Documents") shall remain unaffected by this Amendment, and shall remain in full force and effect. Nothing in this Amendment shall impair the liens of the Loan Documents, which shall remain a deed of trust with the power of sale, creating a first lien(s) encumbering the property described therein, subject to permitted exceptions to title approved by Beneficiary. Notwithstanding the foregoing, the Loan Documents will be formally amended and recorded as necessary including but not limited to the Note and Deed of Trust. Borrower shall deliver by November 1, 2000 appropriate title insurance endorsements, updated corporate certifications and opinions as deemed necessary by Beneficiary and its counsel. All fees associated with such amendment shall be payable by Beneficiary in accordance with the Loan Documents.

7. In the event a proposed loan is made to an affiliate of Grantor by Beneficiary in the approximate principal amount of Ten Million One Hundred Thousand Dollars ($10,100,000) then Grantor shall guarantee such loan and security such guaranty with the property described in the Deed of Trust together with any other collateral required by the approval for such loan.


Very truly yours,
DORFINCO CORPORATION

By:  /s/ John  T. D'Annibale
   -----------------------------------
     AVP

                                    CONSENTS

        The undersigned hereby consent to the terms, conditions and provisions of the foregoing Letter Amendment to the Loan Agreement, Note, Deed of Trust and Subordination Agreement and the transactions contemplated by it. Guarantor hereby affirms the full force and effectiveness of its guaranty agreement and obligations thereunder with respect to any indebtedness and obligations of Grantor and Borrower guaranteed by Guarantor. Borrower hereby affirms the full force and effectiveness of its obligations to Lender under the Loan Documents and its guaranty agreement and obligations with respect to any indebtedness and obligations of Grantor to Beneficiary guaranteed by Borrower.








Dated: October 4, 2000



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ACKNOWLEDGED:

PREFERRED EQUITIES CORPORATION,
A Nevada corporation (Borrower)

By: /s/ Jon Joseph
   -----------------------------------

Name: Jon A. Joseph
     ---------------------------------

Title: Senior Vice President
      --------------------------------

ACKNOWLEDGED BY GUARANTOR:

MEGO FINANCIAL CORPORATION,
A New York corporation (Guarantor/Subordinated Creditor)


By: /s/ Jon Joseph
   -----------------------------------

Name: Jon A. Joseph
     ---------------------------------

Title: Vice President
      --------------------------------



--------------------------------------------
Additional Creditors of Preferred Equities Corporation/Mego Financial
Corporation:


By:                                       By:
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By:                                       By:
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